UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
UNITY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UNITY BANCORP, INC.
64 Old Highway 22
Clinton, New Jersey 08809

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020

This proxy statement supplement (this “Supplement”) dated March 31, 2020 supplements the definitive Proxy Statement of Unity Bancorp, Inc. related to the Annual Meeting of Shareholders to be held April 23, 2020 (the “Proxy Statement”). The purpose of this Supplement is to provide notice to shareholders of a change in location and to supplement certain information contained in the Proxy Statement, both related to the Notice of Annual Meeting of Shareholders and Voting Procedures.
Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. The Supplement does not alter in any manner either the record date for the annual meeting or the date and time of the annual meeting of stockholders. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the proxy statement as supplemented hereby.

UNITY BANCORP, INC. ANNOUNCES CHANGES TO THE MANNER OF HOLDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2020

March 31, 2020 - Clinton, New Jersey - Unity Bancorp, Inc. (NASDAQ “UNTY”) announced today that due to the public health impact of the coronavirus outbreak (COVID-19), to support the health and well-being of our partners and shareholders, and to ensure compliance with all governmental directives to avoid group meetings and encourage social distancing, that the manner of holding of the Company’s 2020 Annual Meeting of Shareholders has been changed. The Annual Meeting will now be held on Thursday, April 23, 2020 at 9:30 a.m. (the same date and time as indicated in the Company’s original proxy statement). In addition, the Annual Meeting will now be held by electronic means only, in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously made available, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. The Annual Meeting will be broadcast at
http://www.meetingcenter.io/288132611. To participate, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. The password for the meeting is UNTY2020. Shareholders may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not shareholders plan to attend the Annual Meeting, the Company urges all shareholders to vote and submit their proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Registered shareholders (i.e., those who hold your shares through our transfer agent, Computershare) do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. Shareholders holding shares through an intermediary, such as a bank or broker, must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast shareholders must submit proof of proxy power (legal proxy) reflecting the shareholder’s Unity Bancorp, Inc. holdings along with the shareholders name and email address to Computershare. Shareholders can obtain their legal proxy by contacting their broker. Once received, requests for registration should be directed to:

Computershare
Unity Bancorp, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 17, 2020.

Shareholders who register in the manner described above will receive a confirmation of registration by email after Computershare receives your registration materials.

Should you have any questions regarding the instructions set forth please contact Unity Bank at financialreporting@unitybank.com.

The Annual Meeting on April 23, 2020 at 9:30 a.m. is available at http://www.meetingcenter.io/288132611. The proxy statement and Annual Report are available on our Investor Relations website at https://www.investorvote.com/UNTY .